EXHIBIT 1B

                                      BID
                              FOR THE PURCHASE OF
                        $         * PRINCIPAL AMOUNT OF
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
      FIRST AND REFUNDING MORTGAGE BONDS,     % SERIES       * DUE      *
                            ------------------------

                         INTEREST RATE:     % PER ANNUM
                        PRICE:     % OF PRINCIPAL AMOUNT

                                                                        , 19

Public Service Electric and Gas Company
80 Park Plaza
Newark, N.J. 07101
Dear Sirs:

     Referring to the Statement of Terms and Conditions Relating to Bids dated February 28, 1994 for the purchase in one or more series of not more than $800,000,000 principal amount of First and Refunding Mortgage Bonds of Public Service Electric and Gas Company (the "Company"), the persons, firms and corporations named in Schedule A attached hereto (the "Bidders") submit herewith the following Bid for the above series of First and Refunding Mortgage Bonds of the Company (the "Bonds"):

          1. Each of the Bidders, severally and not jointly, hereby offers to purchase from the Company, at the price (expressed as a percentage of the principal amount of the Bonds) specified in the space provided therefor above, plus accrued interest from the first day of the month in which the Bonds are issued to the date of delivery of and payment for the Bonds, and upon the terms and conditions set forth in the Company's Statement of Terms and Conditions Relating to Bids for the Bonds dated February 28, 1994, including the statement relating to the Bonds furnished to bidders by the Company pursuant to Section 1(f) thereof (the "Terms and Conditions") and in the form of Purchase Agreement attached hereto, the principal amount of Bonds set forth opposite the name of such Bidder in said Schedule A (unless corrected or deemed to have been corrected as provided in Section 2 of the Terms and Conditions, in which case said principal amount shall be as so corrected or deemed to have been corrected). The interest rate for the Bonds shall be that specified in the space provided therefor above.

          2. If this Bid shall be accepted by the Company, the Purchase Agreement with the Company in the form attached hereto as Schedule B shall thereupon become effective as of the date of the acceptance of this Bid without any separate execution thereof, with the blanks therein deemed to be appropriately filled in, in accordance with the terms of this Bid and with such modifications therein as may be necessary and as are contemplated by the Terms and Conditions.

- ---------------

* Insert the principal amount, the series designation and the year of maturity of the Bonds designated by the Company pursuant to Section 1 of the Terms and Conditions.

          3. This Bid is independent of all other bids which may be presented to the Company pursuant to the Terms and Conditions.

          4. Each of the Bidders acknowledges receipt of a copy of the Terms and Conditions and the Prospectus relating to the Bonds.

          5. By making this Bid each of the Bidders confirms its representations to the Company as set forth in Section 3 of the Terms and Conditions.

     The Representative represents and warrants that it has all necessary power and authority to bid for each of the Bidders in respect of the matters referred to in this Bid and to act on behalf of each of the Bidders in any purchase of the Bonds if this Bid is accepted as contemplated by the Terms and Conditions.

                                          Yours very truly,

                                          ......................................
                                                    Representative(s)

                                          By ...................................

                                             Acting on behalf of the several
                                             bidders named in Schedule A annexed
                                             hereto, including itself; or single
                                             bidder.

Accepted               , 19
Public Service Electric and Gas Company

By ..................................
             Vice President

                                   SCHEDULE A


                                                                                                     PRINCIPAL
NAME OF BIDDER                                                                                         AMOUNT
- ------------------------------------------------------------------------------------------------  ----------------





















                                                                                                  ----------------
          Total.................................................................................  $
                                                                                                  ----------------
                                                                                                  ----------------

                                   SCHEDULE B
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BONDS
                               PURCHASE AGREEMENT

     AGREEMENT made as of the date of acceptance of the bid (which includes Schedule A thereto) and to which this Agreement is attached as Schedule B (the "Bid"), between Public Service Electric and Gas Company, a New Jersey corporation (the "Company"), and the several Underwriters (hereinafter defined) of the Company's First and Refunding Mortgage Bonds, of the designated series, in the principal amount and with the interest rate and maturity specified in the Bid (the "Bonds").

     SECTION 1. Registration and Issue of Bonds. (a) The Company proposes to issue the Bonds under its First and Refunding Mortgage, dated August 1, 1924, between the Company and Fidelity Union Trust Company (now known as First Fidelity Bank, National Association), as Trustee (the "Trustee"), as supplemented and amended, and as to be further supplemented by a supplemental indenture between the Company and the Trustee, to be dated the first day of the month in which the Bonds are issued (said First and Refunding Mortgage, as so supplemented and amended and to be supplemented, being hereinafter referred to as the "Mortgage" and such supplemental indenture, as executed and delivered, being hereinafter referred to as the "Supplemental Indenture"), which Bonds and Mortgage are more fully described in the Prospectus hereinafter referred to.

     (b) The Company represents and warrants that it has duly filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-50197) and another registration statement on Form S-3 (No.
33-      ), such registration statements together relating to $800,000,000 principal amount of the Company's First and Refunding Mortgage Bonds and the offering thereof from time-to-time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statements as so amended have been declared effective by the Commission. Copies of such registration statements have been delivered to the Representative hereinafter referred to, and copies of a post-effective amendment or a prospectus supplement or prospectus filed pursuant to Rule 424(b) under the Securities Act satisfactory to Counsel for the Purchasers reflecting the terms of the Bonds will be similarly delivered. The Company will not file any other amendment to said registration statements, any prospectus supplement or any documents with the Commission pursuant to Sections 13, 14, or 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which modify said registration statements, unless such amendment, supplement or modification is satisfactory to Counsel for the Underwriters. Such registration statements as so amended at the date of this Agreement, and the prospectus constituting a part thereof, as amended or supplemented to reflect the terms of the offering of the Bonds pursuant to a post-effective amendment or a prospectus supplement or prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act (including, in each case, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act), are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the Company files any documents pursuant to Sections 13, 14 or 15 of the 1934 Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference in the Prospectus, the term "Prospectus" shall refer to the Prospectus as supplemented by the documents so filed from and after the date said documents are mailed or otherwise delivered for filing to the Commission. The Company will advise Brown & Wood, who are acting as Counsel for the Underwriters, of the filing of any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any documents incorporated by reference), prior to any such filing and will not file any such amendment or supplement to which Counsel for the Underwriters shall reasonably object in writing.

     SECTION 2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to sell to the several persons, firms or corporations named in the Bid (herein referred to as "Underwriters" or singly as "Underwriter" and the Underwriter or Underwriters named as Representative(s) in the Bid being herein referred to as "Representative"), severally and not jointly, and each of the Underwriters, upon the basis of the representations and warranties herein set forth, agrees to purchase from the Company, severally and not jointly, the principal amount of Bonds set forth opposite its name in the Bid at the price specified in the Bid plus accrued interest thereon from the first day of the month in which the Bonds are issued to the date of delivery of any payment for the Bonds.

     SECTION 3. Public Offering. The Company is advised by the Representative that the Underwriters propose to make a bona fide public offering of the Bonds as soon as practicable. The Representative is contemporaneously advising the Company of such details of the offering, including the initial price to the public and the concessions and discounts, if any, to dealers, brokers and others, as are needed to complete the filing of any amendment to the Registration Statement or any supplement to the Prospectus. The Representative will promptly deliver to the Company its written consent on behalf of all the Underwriters to the filing of any post-effective amendment filed after the acceptance of the Bid, and the Representative and the Underwriters will cooperate fully with the Company towards making such post-effective amendment effective at the earliest practicable time.

     SECTION 4. Delivery of and Payment for the Bonds. (a) Payment of the purchase price for the Bonds, including accrued interest at the rate specified in the Bid from the first day of the month in which the Bonds are issued to the date of delivery of and payment for the Bonds, shall be made by or on behalf of the several Underwriters by a check or checks payable in Federal funds to the order of the Company, at the office of the Company, 80 Park Plaza, Newark, N.J. (or such other place or places of payment as may be agreed upon between the Company and the Representative), at 10 A.M., New York Time, on the date which is five business days after the date on which the Bid is accepted by the Company, or at such later time as shall be agreed upon by the Company and the Representative, upon delivery of the Bonds to the Representative at the office of First Fidelity Bank, National Association, 765 Broad Street, Newark, N.J. (or such other place or places of delivery as shall be agreed upon between the Company and the Representative) for the account of the several Underwriters. The time and date of such payment and delivery, which may be postponed as provided in paragraph (c) below, is herein referred to as the "Closing Date".

     (b) The Bonds will be delivered to the Representative for the respective accounts of the Underwriters in fully registered form in the dominations of $1,000 and any multiple of $1,000 and registered in such names as the Representative may reasonably request in writing not later than 12 Noon, New York Time, on the third business day prior to the Closing Date, or to the extent not so requested, registered in the names of the respective Underwriters in such denominations as the Company may determine. For the purpose of examining the Bonds, the Company agrees to make such Bonds available to the Representative not later than 12 Noon, New York Time, on the business day next preceding the Closing Date at the above-mentioned office of First Fidelity Bank, National Association (or such other place or places as shall be agreed upon between the Company and the Representative).

     (c) If any one or more of the Underwriters shall fail or refuse to purchase and pay for the principal amount of Bonds set forth opposite its or their names in the Bid in accordance with the terms hereof (the "Defaulted Bonds"), the Company shall immediately notify the Representative orally, and the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Bonds in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Bonds, then the Company shall have the right within a further period of 24 hours:

          (i) to require each non-defaulting Underwriter to purchase the Defaulted Bonds of the defaulting Underwriter up to a principal amount thereof equal to 10% of the principal amount of Bonds which such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and

          (ii) to procure one or more others, members of the National Association of Securities Dealers, Inc., satisfactory to the Representative, to purchase, upon the terms herein set forth, the principal amount of Defaulted Bonds which the non-defaulting Underwriters shall not be obligated to purchase pursuant to the foregoing clause (i).

     In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Bonds are subject to the following conditions:

     (a) Any post-effective amendment filed after the acceptance of the Bid to reflect the terms thereof shall have become effective no later than 6:30 P.M., New York Time, on the day next succeeding the effective date hereof, or at such later time as shall be agreed upon by the Company and the Representative.

     (b) At the Closing Date there shall be in full force and effect an order or orders of the Board of Regulatory Commissioners of the State of New Jersey permitting the execution and delivery of the Supplemental Indenture and the issuance and sale of the Bonds substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Representative (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Representative within 24 hours after receiving a copy thereof from the Company shall have given notice to the Company to the effect that such order contains an unacceptable provision or unacceptable provisions).

     (c) At the Closing Date

          (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission;

          (ii) since the respective most recent dates as of which information is given in the Registration Statement and Prospectus and up to theClosing Date, there shall have been no material adverse change in the business, properties or financial condition of the Company, except as reflected in or contemplated by the Registration Statement and the Prospectus, and since such dates and up to the Closing Date there shall have been no material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and the Prospectus and transactions in the ordinary course of business;

          (iii) the Company shall have performed all agreements contained herein to be performed by it at or prior to such date; and

          (iv) the representations and warranties of the Company herein contained shall be true and correct;

and the Representative shall have received, prior to payment for the Bonds, a certificate, dated the day of the Closing Date and signed by the Chairman of the Board, the President or any Vice President of the Company, to such effect.

     (d) At the Closing Date the Representative shall be furnished with an opinion of counsel of the Company, which may be given by R. Edwin Selover, Esq., Senior Vice President and General Counsel, or by James T. Foran, Esq., General Corporate Counsel, of the Company, dated the day of the Closing Date and with copies thereof for each of the other Underwriters, to the effect that:

          (i) the Company has been duly incorporated and is validly existing under the laws of the State of New Jersey and has due corporate authority to carry on its business as described in the Prospectus, to own and operate the properties used and useful in said business and to issue the Bonds and secure the same by the Mortgage;

          (ii) the Company is a subsidiary of Public Service Enterprise Group Incorporated, which is a public utility holding company exempt from the provisions of the Public Utility Holding Company Act of 1935 (except
     Section 9(a)(2) thereof);

          (iii) the Mortgage has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company (except as limited by principles of equity and by bankruptcy, insolvency or other laws affecting creditors' rights);

          (iv) when the Bonds have been duly executed by the Company, authenticated by the Trustee and delivered by the Company, and payment therefor has been received by the Company pursuant to this Agreement, they will be valid and binding obligations of the Company in accordance with their terms and entitled to the lien of and the benefits provided by the Mortgage, subject to the limitation set forth in item (iii);

          (v) the Bonds conform as to legal matters to the statements concerning them in the Prospectus and the summary of certain provisions of the Mortgage contained in the Prospectus constitutes a correct summary thereof for use in the Prospectus;

          (vi) the franchises of the Company are sufficient authority for it to carry on its business as described in the Prospectus;

          (vii) all approvals, consents, and orders of the Board of Regulatory Commissioners of the State of New Jersey legally required for the execution and delivery of the Supplemental Indenture and the issuance and sale of the Bonds have been obtained, and no approval, consent or order of any other commission or other governmental authority is legally required for such execution, delivery, issuance and sale (except that the sale of the Bonds in certain states may be subject to the provisions of the securities laws of such states) and the execution and delivery of the Supplemental Indenture and the issuance and sale of the Bonds are in accordance with the approvals, consents or orders obtained;

          (viii) the Mortgage has been duly recorded, or lodged for record, as a mortgage upon the property covered thereby in such manner as is necessary to maintain the lien thereof;

          (ix) the Mortgage constitutes as security for the Bonds a valid lien on all the property and franchises owned by the Company (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds, or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of bonds secured by the Mortgage) as described or referred to in the Prospectus under the heading "Description of the New Bonds" subheading "Lien and Security", subject to no prior liens or encumbrances other than those specified or referred to or as otherwise set forth under said subheading;

          (x) this Agreement has been duly authorized, executed and delivered by the Company;

          (xi) the statements in the Registration Statement made upon the authority of counsel of the Company are in his opinion correct;

          (xii) at the time the Registration Statement became effective, the Registration Statement and, as of the date hereof, the Registration Statement and Prospectus (except the financial statements and other financial information included therein or omitted therefrom, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission regarding registration statements on Form S-3 and related prospectuses;

          (xiii) the Mortgage has been duly qualified under the Trust Indenture Act of 1939, as amended;

          (xiv) with respect to matters required to be included in the Registration Statement, the statements made in the Registration Statement under the heading "Description of the New Bonds" fairly present the information called for insofar as such statements constitute summaries of certain documents referred to therein;

          (xv) the statements made in the Company's most recent Annual Report on Form 10-K under "Rate Matters" and "Environmental Controls" in Item 1. Business and under Item 3. Legal Proceedings, as such statements may be modified by the Prospectus, fairly present in all material respects the matters therein described; and

          (xvi) on the basis of a general review and discussion with certain officers and employees of the Company, but without independent check or verification except as indicated, nothing has come to the attention of such counsel that would lead him to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed with the Commission or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In giving such opinion, counsel of the Company may rely as to all matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll, of Philadelphia, Pennsylvania. As to matters set forth in subparagraphs (viii) and (ix) above, the opinion of counsel of the Company may be based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey, and the opinion of Ballard Spahr Andrews & Ingersoll may be based in part on title insurance policies and reports and searches obtained from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel deemed by them to be reliable and competent.

     (e) At the Closing Date the Representative shall be furnished with an opinion, dated the day of the Closing Date, and with copies thereof for each of the other Underwriters, of Brown & Wood (herein sometimes referred to as "Counsel for the Underwriters"), stating in substance the matters set forth in subparagraphs (iii), (iv), (v) (except as to statements under the subheading "Lien and Security"), (vii), (x), (xii), (xiii), (xiv), and (xvi) of paragraph
(d) of this Section 5; and stating that the opinion given pursuant to paragraph
(d) of this Section 5 is satisfactory to them. In giving such opinion, Counsel for the Underwriters may rely as to all matters of New Jersey law and legal conclusions based thereon upon the opinion of counsel of the Company called for by paragraph (d) of this Section 5 and as to all matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll.

     (f) At the time of acceptance of the Bid and on the Closing Date, the Representative shall be furnished with a letter from Deloitte & Touche, dated such respective dates and addressed to the Board of Directors of the Company and the Representative with copies thereof for each of the Underwriters, to the effect that: (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder (the "Securities Act Regulations"); (ii) in their opinion, the audited consolidated financial statements and financial statement schedule(s) incorporated by reference in the Registration Statement and the Prospectus and included in the Company's most recent Annual Report on Form 10-K filed with the Commission under Section 13 of the 1934 Act (the "Form 10-K") comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations, the 1934 Act and the applicable published rules and regulations thereunder (the "1934 Act Regulations"); (iii) on the basis of (1) a reading of the unaudited balance sheets and related unaudited statements of income, retained earnings and cash flows of the Company incorporated by reference in the Registration Statement and the Prospectus and included in the Company's Form 10-Q Quarterly Reports filed with the Commission under Section 13 of the 1934 Act (the "Form 10-Q's") subsequent to the most recent Form 10-K, (2) a reading of the latest available unaudited financial statements of the Company, (3) a reading of the latest Consent of the Sole Shareholder in Lieu of Annual Meeting, the minutes of Meetings of the Board of Directors of the Company as set forth in the minute books for the current year and certain draft resolutions for subsequent meeting, and (4) inquiries of the officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche makes no representation as to the sufficiency of such procedures for the purposes of the Underwriters), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to the unaudited financial statements included in the Form 10-Q's for them to be in conformity with generally accepted accounting principles; (B) the unaudited financial statements included in the Form 10-Q's do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at the date of the latest available financial statements and at a specified date not more than five days prior to the date of such letter, there was any change in the common stock or preferred stock or increase in long-term debt (except for such stock and long-term debt acquired for sinking fund purposes or redeemed pursuant to optional redemption or sinking fund provisions, or changes in capital lease obligations incurred in the ordinary course of the Company's business) of the Company or any decrease in the consolidated net assets of the Company (except as occasioned by the declaration of dividends), in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Company; (iv) in addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter, provided, that said letter may vary from requirements specified above in such manner as the Representative may deem not to be material or as may be acceptable to the Representative with the consent of Underwriters who, together with the Representative, have agreed to purchase in the aggregate 50% or more of the Bonds.


     SECTION 6. Conditions of Company's Obligations. The obligations of the Company to issue and sell the Bonds are subject to the following conditions:

     (a) Any post-effective amendment filed after the acceptance of the Bid to reflect the terms thereof shall have become effective not later than the time specified in or agreed to under paragraph (a) of Section 5 hereof.

     (b) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission.

     (c) At the Closing Date there shall be in full force and effect an order or orders of the Board of Regulatory Commissioners of the State of New Jersey permitting the execution and delivery of the Supplemental Indenture and the issuance and sale of the Bonds and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Company (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Company, within 24 hours after receiving a copy thereof, shall be given notice by the Representative to the effect that such order contains an unacceptable provision or unacceptable provisions).

     (d) At the Closing Date the Company shall concurrently sell and receive payment for all of the Bonds.

     SECTION 7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company agrees as follows:

     (a) The Company will file with the Commission a post-effective amendment, or a prospectus or prospectus supplement pursuant to Rule 424, with such changes therein as may be approved by Counsel for the Underwriters, as soon as practicable after the acceptance of the Bid.

     (b) As soon as the Company is advised thereof, it will notify the Representative orally (i) when any post-effective amendment filed after the acceptance of the Bid has become effective, (ii) when any other amendment to the Registration Statement has become effective or any supplement thereto has been filed, and (iii) when any stop order has been issued under the Securities Act with respect to the Registration Statement or any proceedings therefor have been instituted or to the knowledge of the Company are threatened; and it will use its best efforts to prevent the issuance of any such stop order and secure the prompt removal thereof, if issued. The Company will not, after the acceptance of the Bid, file any further amendment of or any supplement to the Registration Statement or the Prospectus unless such amendment or supplement is satisfactory to Counsel for the Underwriters.

     (c) The Company will, at or prior to the Closing Date, deliver to the Representative and also, on request, to Counsel for the Underwriters:

          (i) one certified copy of the Registration Statement as originally filed electronically and of all amendments or supplements thereto, heretofore or hereafter made, including any post-effective amendments (in each case including all documents incorporated by reference therein and all exhibits filed therewith, except exhibits incorporated by reference unless specifically requested), including a certified copy of each consent and certificate included therein or filed as an exhibit thereto.

          (ii) such other documents (including copies of the Registration Statement and of any amendments thereto, in each case including documents incorporated therein by reference but excluding exhibits), appropriately certified if so requested, relating to the issuance and validity of the Bonds as the Representative or Counsel for the Underwriters may reasonably request.

     (d) Promptly after the effective date of any post-effective amendment filed after acceptance of the Bid, or after the date of any prospectus supplement or prospectus filed with the Commission to reflect the terms of the Bid, the Company will furnish to the Underwriters, in accordance with the Representative's instructions, without charge, as many copies of the Prospectus (without the documents incorporated therein by reference) as the Representative may reasonably request for the purposes contemplated by the Securities Act, and will deliver to the Representative as soon as practicable after the effective date of the Registration Statement sufficient conformed copies of the Registration Statement and of all amendments thereto (in each case including documents incorporated therein by reference but excluding exhibits) for distribution of one to each Underwriter. If any event relating to or affecting the Company, or of which the Company shall be advised by the Representative, shall occur, which in the opinion of the Company or of Counsel for the Underwriters should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to the Underwriters, the Company will, upon the occurrence of each such event, forthwith at its expense, (i) prepare and furnish to the Representative a reasonable number of copies of a supplement or amendment to the Prospectus, satisfactory to Counsel for the Underwriters, or
(ii) file with the Commission documents to be incorporated by reference in the Prospectus, satisfactory to Counsel for the Underwriters, in either case so that statements in the Prospectus as so supplemented, amended or modified will not include as of the date of such supplement, amendment or modification, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered, not misleading.

     (e) After the acceptance of the Bid, and prior to the termination of the offering of the Bonds, the Company will file promptly all documents required to be filed with the Commission pursuant to Sections
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
13(a), 13(c), 14 or 15(d) of the 1934 Act, which documents shall be satisfactory to Counsel for the Underwriters.

     (f) The Company will make generally available to its security holders, as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering the 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

     (g) The Company will use its best efforts to comply with the conditions precedent to the obligations of the Underwriters, specified in Section 5 hereof, or to cause such conditions to be complied with.

     (h) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement and Prospectus, the preparation of the Supplemental Indenture, the issuance and delivery of the Bonds, and the printing and delivery of copies of the Registration Statement, the Prospectus, the Terms and Conditions and the various documents therein referred to; and will pay all taxes, if any, on the issuance of the Bonds, but will not pay any transfer taxes. The Company will not, however, be required to pay any amount for any expenses of the Representative or of any of the Underwriters or compensation and disbursements of their counsel, except as provided in Section 10(c) hereof, and, except as provided in said Section 10(c), the Underwriters agree to pay such expenses, compensation, and disbursements.

     (i) The Company will use its best efforts to qualify at its expense the Bonds for offer and sale, and the Company where necessary as a dealer in securities, under the securities laws in such states as the Representative may designate, and will pay all fees and expenses including fees and disbursements of counsel not to exceed $7,000 incurred in connection with the preparation of surveys relating thereto and to legality for investment provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any state.

     SECTION 8. Representations and Warranties of the Company; Indemnification.

     (a) The Company represents and warrants to each Underwriter that

          (i) when any post-effective amendment reflecting the acceptance of the Bid shall become effective, or when any prospectus or prospectus supplement reflecting the acceptance of the Bid is filed with the Commission, the Registration Statement and Prospectus will comply in all material respects with the provisions of the Securities Act, and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement and Prospectus made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Underwriter or by the Representative on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus, or to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Mortgage, but nothing contained herein is intended as a waiver of compliance with the Securities Act or any rule or regulation of the Commission thereunder.

          (ii) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus, at the time any post-effective amendment reflecting the acceptance of the Bid becomes effective, or when any prospectus or prospectus supplement reflecting the acceptance of the Bid is filed with the Commission, and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (iii) Deloitte & Touche are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder;

          (iv) the performance by the Company of the terms of this Agreement will not result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company; and

          (v) except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company, and since such dates there has not been any material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business, and the Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

     (b) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter or by the Representative on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), except for such loss, liability, claim, damage and expense arising out of any untrue statements or alleged untrue statements in or omissions or alleged omissions from the Statement of Eligibility and Qualification of the Trustee under the Mortgage;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     This indemnity agreement is subject to the condition that insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in the Prospectus but eliminated or remedied in a supplement or amendment thereto, such indemnity agreement shall not inure to the benefit of any Underwriter from and after the time such supplement or amendment shall have been furnished unless the Prospectus is used as so supplemented or amended, provided that such use shall not require delivery of documents incorporated by reference. In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim promptly after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company agrees to notify the Representative promptly after the assertion of any claim against it, any of its directors, any of its officers who signed the Registration Statement, or any person who controls the Company within the meaning of Section 15 of the Securities Act, in connection with the sale of the Bonds.

     (c) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the indemnity contained in subsection (b) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter or by the Representative on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters by the provisions of subsection (b) of this Section.

     (d) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any Underwriter or any controlling person, and shall survive the delivery of the Bonds to the Underwriters.

     SECTION 9. Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that
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
the underwriting discount appearing on the cover page of the prospectus supplement bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     SECTION 10. Termination and Survival.

     (a) This Agreement may be terminated by notice to the Company by the Representative with the consent of Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Bonds (i) at any time prior to the expiration of 24 hours after acceptance of the Bid (but not after the initial public offering of the Bonds) if the market value of securities in general or political, financial or economic conditions shall have so materially changed after the time fixed for the delivery and opening of bids for the Bonds and within the time set forth above as, in the reasonable judgment of the Representative, to render it inadvisable to proceed with the public offering of the Bonds, and (ii) at any time prior to the Closing Date if, subsequent to the time fixed for the delivery and opening of bids, (1) a general banking moratorium shall have been declared by Federal or New York State authorities which in the reasonable judgment of the Representative would materially restrict a free market for the Bonds, (2) there shall have occurred any new outbreak or unforeseen escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States shall be such as, in the reasonable judgment of the Representative, to make it impracticable for the Underwriters to enforce contracts for the sale of the Bonds, (3) the Company shall have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company and constitutes a material adverse change in the business, properties or financial condition of the Company or (4) a stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission. The time of the initial public offering for the purposes of this Section 10 shall mean the time of the release by the Representative for publication of the first newspaper advertisement, if any, which is subsequently published by or on behalf of the Underwriters or any of them offering the Bonds for sale or the time at which the Bonds are first generally offered by the Representative on behalf of the Underwriters to dealers by letter or telegram, whichever shall first occur.

     (b) This Agreement shall terminate:

          (i) if, under the conditions, within the time and otherwise as provided in Section 4(c) hereof, neither the Representative nor the Company shall procure another party or parties to purchase the Bonds which any one or more of the Underwriters shall fail or refuse to purchase and pay for,

          (ii) if any of the conditions specified in Section 5 hereof shall not have been fulfilled and the Representative shall give notice to the Company that this Agreement is terminated by reason thereof, or

          (iii) if any of the conditions specified in Section 6 hereof shall not have been fulfilled and the Company shall give notice to the Representative that this Agreement is terminated by reason thereof.

     (c) Subject to the provisions of paragraph (d) next below, in the event that this Agreement shall terminate as provided in paragraph (a) or (b) next above, no Underwriter (other than an Underwriter who shall have failed or refused to purchase the Bonds which it has agreed to purchase hereunder without some reason sufficient to justify its termination of its obligations hereunder) shall be under any liability to the Company, and the Company shall not be under any liability to any Underwriter, except (i) that the Company shall, unless such termination shall be under the provisions of paragraph (a) or (b) (i) next above, pay the Representative, for the account of the Underwriters severally, the amount of their out-of-pocket expenses (but not exceeding $5,000 in the aggregate in addition to the fee and disbursements of Counsel for the Underwriters, a statement of the amount of such fee and estimate of such disbursements having been furnished to the Company) reasonably incurred by the Underwriters hereunder, except for those Underwriters who have failed or refused (without some reason sufficient to justify the termination of their obligations hereunder) to purchase and pay for the Bonds which such Underwriters have agreed to purchase hereunder. The Company will not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

     (d) The agreements and representations and warranties set forth in Sections 1, 7, 8 and 9 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company, and regardless of acceptance of any payment for the Bonds hereunder, and the agreements and representations and warranties set forth in Sections 1, 7(h), 8 and 9 hereof shall remain operative and in full force and effect, regardless of termination hereof as above provided or otherwise.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing or by telegram (or where oral notice is specified, shall be promptly confirmed in writing or by telegram) and if to the Company, shall be mailed or delivered to it at 80 Park Plaza, T6B, P. O. Box 570, Newark, N.J. 07101, attention of Mr. F. J. Riepl, Vice President and Treasurer, or if to the Representative or Underwriter shall be mailed or delivered to such person at the address set forth for the Representative or Underwriter in the Bid.

     SECTION 12. Validity and Interpretation. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of New Jersey applicable to agreements made and to be performed in such State. In the event that the Bid was made by a single person, firm or corporation, as used herein the term "Underwriter" shall mean such single person, firm or corporation, the term "Representative" shall mean such Underwriter, the term "Underwriters" shall be read in the singular to mean such Underwriter, and the provisions of this Agreement shall be deemed appropriately modified to reflect that it is an Agreement between the Company and a single Underwriter.

     SECTION 13. Succession. This Agreement shall inure to the benefit of the Company, of the several Underwriters and, with respect to paragraphs (b), (c) and (d) of Section 8 and Section 9 hereof, of each controlling person, officer and director referred to therein, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained. The terms "successors" and "assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Bonds from any of the several Underwriters.

                                       12